UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/12/2010

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 12, 2010, Dynavax Technologies Corporation (the "Company") entered into a Second Amendment to Lease (the "Second Amendment") with 2929 Seventh Street, L.L.C (the "Landlord") with respect to the Company's office and laboratory space located at 2929 Seventh Street, Berkeley, California (the "Berkeley Space"). The initial lease for the Berkeley Space became effective on January 7, 2004 and was subsequently amended by the First Amendment to Lease, dated May 21, 2004 (the "First Amendment").

The Second Amendment reduced the Company's leased premises by 23,500 square feet and extended the term of the lease through September 30, 2017. Commencing on the reduction effective date, which is no later than April 1, 2011, the monthly base rent for the Berkeley Space will be reduced proportionately by the reduction in square footage and is subject to scheduled escalation on an annual basis thereafter.

A copy of the First Amendment and Second Amendment is attached hereto as Exhibit 10.55 and Exhibit 10.56, respectively, to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the lease amendments does not purport to be complete, and is qualified in its entirety by reference to such exhibits.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit
Exhibit No.        Description

10.55        First Amendment to Lease, dated as of May 21, 2004, between Dynavax Technologies Corporation and 2929 Seventh Street, L.L.C.

10.56        Second Amendment to Lease, dated as of October 12, 2010, between Dynavax Technologies Corporation and 2929 Seventh Street, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: October 13, 2010	By:	/s/ Jennifer Lew
Jennifer Lew
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
EX-10.55	First Amendment to Lease, dated as of May 21, 2004, between Dynavax Technologies Corporation and 2929 Seventh Street, L.L.C.
EX-10.56	Second Amendment to Lease, dated as of October 12, 2010, between Dynavax Technologies Corporation and 2929 Seventh Street, L.L.C.